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                                                                   EXHIBIT 10.27



                 AMENDMENT TO THE GNC/RITE AID RETAIL AGREEMENT

                                                                   NOVEMBER 2000


        THIS AMENDMENT (the "Amendment") to the GNC/Rite Aid Retail Agreement, dated December 8, 1998, by and between General Nutrition Sales Corporation and RITE AID HDTQRS CORP., as assignee of Rite Aid Corporation is effective as of November 20, 2000.

        WHEREAS, the parties hereto desire to amend the GNC/Rite Aid Retail Agreement on the terms and conditions stated herein.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Amendment of Paragraph 1.D. The first two sentences of Paragraph 1.D. are amended and restated in their entirety to read as follows:

               "1.D. Rite Aid hereby commits to open the Business in a minimum of 1,000 Locations in the aggregate, by October 31, 2002, pursuant to the following schedule:

        -      560 were opened by October 20, 2000

        - The balance of the 1,000 minimum Businesses will be opened in Locations at a rate of no less than 22 openings per month, except that (a) in each month Rite Aid shall be entitled to a credit against its obligation to open 22 Businesses in that month in an amount by which the average number of Businesses opened in all prior months beginning with the month of January 2001 exceeded an average of 22 per month, and (b) the minimum openings requirement shall not apply to the months of November 2001 and December 2001. All other references to 1,500 minimum Locations are hereby reduced to 1,000 throughout the Agreement. In addition, Exhibit A's list of Designated Locations shall be reduced to a maximum of 1,200 Locations by March 1, 2001, (reflecting both stores opened and projected new sites); such reduction to be accomplished by reducing the number of Locations on Exhibit A to 1500 no later than January 1, 2001, to 1400 no later than February 1, 2001, and the balance of the reduction no later than March 1, 2001. All Locations previously designated as a potential Location on Exhibit A shall be (1) re-confirmed as designated Locations on Exhibit A for operating the Business pursuant to the Agreement, or (2) deleted from Exhibit A entirely.

        2. Amendment of Article II. "Term and Renewal," Paragraph A. Each reference in Paragraph II.A to terms "36 months" or "36 month period" shall be amended and restated to be "60 months" or "60 month period" respectively. For ease of reference, March 2004 is the 60 month date (fifth year anniversary of the first store opening).


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        3. Amendment of Paragraph IV.B.(2) "Product Purchases." Paragraph
IV.B.(2) is hereby amended by deleting the last sentence thereof and all sums that may be due and owing under the provisions thereof are hereby waived.

        4. Amendment of Paragraph IV.B(3) "Product Purchases." The following sentence is added to the end of Paragraph IV.B(3):

               "(3) On consignment pursuant to the Consignment Agreement, Rite Aid shall initially stock and then maintain in inventory so long as justified, in Rite Aid's sole judgment, by acceptable product sales, the eight Efamol brand products and three Scan Diet products specified by GNC in all Rite Aid stores that operate the Business, as well as, six of the Efamol brand products in each of the remaining Rite Aid stores in which it does not operate the Business."

        5. Amendment to Paragraph IV.B.(4) "Certain Product Purchases." A new Paragraph IV.B.(4) is hereby added as follows:

               "(4) Pertain Product Purchases. At the date of delivery to Rite
               Aid: (a) all GNC Brand Products shall have expiration dates which are a minimum of six months, (b) all nutrition bars shall have expiration dates which are a minimum of six months, and (c) all Third-Party Products shall have expiration dates which are a minimum of 12 months prior to the expiration date on their package."

        6. Amendment of Article IV. New Paragraph IV.B.(5). "Product Disposition." A new Paragraph IV.B.(4) is hereby added as follows:

               "(5) Product Disposition. Effective for all purchase orders written by Rite Aid during the period May 1, 2000 through December 31, 2000 and in lieu of all other rebates and allowances for damaged, outdated, and discontinued Products and rebates with respect to Third Party Products sold to Rite Aid under this Agreement, Rite Aid shall be entitled to deduct [*]% from each invoice received by it from GNC, excluding Consigned Product invoices. Effective for all purchase orders written by Rite Aid from and after January 1, 2001, and in lieu of all other rebates and allowances for damaged, outdated and discontinued Products, other than GNC Brand Products, and rebates with respect to Third Party Products sold to Rite Aid under this Agreement, Rite Aid shall be entitled to deduct [*]% from each invoice received from it from GNC, excluding Consigned Product invoices, and with respect to GNC Brand Products Rite Aid shall have the right to return all damaged and outdated GNC Brand Products to GNC's distribution centers or elsewhere as GNC directs for full credit at then current invoice cost. In addition, in the event that at any time Rite Aid


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* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.


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               and GNC jointly determine to discontinue GNC Brand Products from the GNC Plan-O-Gram or Rite Aid determines to discontinue Third Party Products, Rite Aid shall, pursuant to the General Nutrition Sales Corporation Product Return Policy with Rite Aid HDTQRS Corp., a copy of which is attached hereto as Exhibit IV.B.(4)-1., have the right to return to GNC's distribution centers, for full credit at then current invoiced cost, full cases of the discontinued GNC Brand Products and Third Party Products remaining at Rite Aid's distribution centers. All other Product shipment discrepancies shall be handled pursuant to the General Nutrition Products, Inc. Shipment Discrepancy Policy with Rite Aid HDTQRS Corp., a copy of which is attached hereto as Exhibit IV.B.(4)-2."

        7. Amendment of Paragraph IV.C.2 "Cooperative Advertising." Paragraph IV.C.2. is hereby amended by adding the following sentence to the end thereof:
"Gross Sales resulting from the sale of Consigned Products, as defined in the Consignment Agreement, shall be determined by calculating the number of units withdrawn from Consignment Inventory for the relevant time period."

        8. Amendment of Paragraph D of Article IV. A new sentence is added at the end of Paragraph D of Article IV as follows:

               "All PRODUCTS delivered by GNC pursuant to this Agreement shall be delivered on a carrier designated by GNC. Rite Aid will have 12 hours free time to offload carrier equipment arriving at the agreed upon appointment time. Any time in excess of these 12 hours will be charged back to Rite Aid at a rate of $50 per hour for detention of driver and equipment, not to exceed $500 per 24 hour period per delayed driver and equipment."

        9. Amendment of Article XI "Noncompetition." Paragraph A. Paragraph XI.A. is hereby amended and restated in its entirety as follows:

               "GNC agrees that so long as this Agreement is in effect and notwithstanding any other provision of this Agreement, neither it nor any of its affiliates (a) will operate the Business of any retail drug store chain, (b) will not grant any license sale of GNC Brand Products in any retail drug store chain and (c) will not permit any operator of any retail drug store chain to operate a Business under the Comprehensive System or any derivation thereof. For purposes of this Agreement a "chain" shall mean any person or entity which together with any person or entity controlling, by or under common control with such person or entity operates 10 or more retail locations."

        10. Miscellaneous. The following new provisions shall be added to the Agreement pursuant to this Amendment

        a. "Regional Store Directors" shall be employed by Rite Aid to promote the Business and shall be responsible for maximizing sales. Their job



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               description, reporting system, training programs and start date will be mutually defined by Rite Aid and GNC. The costs of these individuals shall be split evenly between Rite Aid and GNC and in the aggregate per person initially shall not exceed $[*]

        b. (which includes wages, benefits, Travel and Entertainment, transportation and office expenses).

        b. GNC approves the use of using existing Rite Aid fixtures in the 440 stores that remain to be opened. At GNC's election it may purchase certain wooden GNC fixtures from Rite Aid at Rite Aid's acquisition cost. A smaller square footage GNC Plan-O-Gram shall be designed by Rite Aid for use at certain approved Rite Aid Locations. GNC senior management shall approve the design and fixtures in the reduced square footage Locations and in those using Rite Aid fixtures.

        c. Rite Aid may close the Business operating in any Store, however, such closure shall not reduce Rite Aid's obligation to open Businesses in a minimum of 1000 Locations as required by this Agreement. If a Location is closed and moved to another Location, that subsequent Location shall not incur an additional $[*] Initial Fee. An opening shall not be counted twice. The relocation of a closed Location shall not count toward the minimum of 1000 Locations or toward the minimum monthly opening obligations.

        d. As provided in a letter from Rite Aid to GNC dated June 17, 1999, clarifying Article I. Grant of License. Paragraph F (ii): GNC shall not be in violation of that Paragraph if it sells, promotes, advertises or distributes any product which bears a Proprietary Mark provided that Proprietary Mark is not and does not include the words "GNC" or "General Nutrition Center" or any variation thereof.

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* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.


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        Except as amended by this Amendment, the GNC/Rite Aid Retail Agreement remains in full force and effect.

        IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the day and year first above written.

                                            GENERAL NUTRITION SALES CORPORATION

                                            By:    /s/James M. Sander
                                                  ------------------------------
                                            Name:  James M. Sander
                                                  ------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            RITE AID HDTQRS CORP.

                                            By:    /s/Elliot S. Carson
                                                --------------------------------
                                            Name:  Elliot S. Carson
                                                  ------------------------------
                                            Title: Senior Vice President
                                                  ------------------------------


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